EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

IVY FUNDS

Investment Management Fee Reduction Agreement between Ivy Investment Management Company and Ivy Funds on behalf of its series Ivy Cundill Global Value Fund, dated July 28, 2016, and effective August 1, 2016, was filed with the Securities and Exchange Commission by EDGAR on July 28, 2016 in Post-Effective Amendment No. 115 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Investment Management Fee Reduction Agreement between Ivy Investment Management Company and Ivy Funds on behalf of its series Ivy Real Estate Securities Fund, dated July 28, 2016, and effective August 1, 2016, was filed with the Securities and Exchange Commission by EDGAR on July 28, 2016 in Post-Effective Amendment No. 115 to the Registration Statement on Form N-1A, and is incorporated by reference herein.